Exhibit 99.906CERT

PACIFIC ADVISORS FUND	EXHIBIT 12(b) to Form N-CSR

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George A. Henning, Chairman and Chief Executive Officer, and Jingjing Yan, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the “Registrant”), each certify to the best of his and her knowledge that:

1.              Registrant’s periodic report on Form N-CSR for the period ended December 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Registrant.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Date:                  March 7, 2016

Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.

Pacific Advisors Fund Inc.	Pacific Advisors Fund Inc.

/s/ George A. Henning	/s/ Jingjing Yan
George A. Henning	Jingjing Yan
Chairman and Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.